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                                                                  Exhibit 99.1

                                                           PRESS RELEASE

                                                           Contact:
                                                           Ezenia! Inc.
                                                           Laura M. Alessio
                                                           (781) 505-2192
                                                           lalessio@ezenia.com


EZENIA! INC. ANNOUNCES RECEIPT OF A DELISTING NOTIFICATION FROM NASDAQ

BURLINGTON, MASS., May 15, 2003 - Ezenia! Inc. (NASDAQ: EZEN), a leading provider of real-time collaboration solutions for corporate and government networks and eBusiness, today reported that on May 13, 2003, it had received a Nasdaq Staff Determination notification that the Company had not, by May 12, 2003, regained compliance with the minimum $1.00 closing bid price per share requirement, as set forth in Marketplace Rule 4310(c)(4), and that, accordingly, its securities would be subject to delisting from the Nasdaq SmallCap Market at the opening of business on May 22, 2003.

Furthermore, the Company has been notified by Staff that it is not in compliance with Marketplace Rule 4310(c)(2)(B), which requires the Company to have a minimum of $2,500,000 in stockholders equity, or $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year (or two of the three most recently completed fiscal years).

As it is entitled pursuant to the procedures set forth in the Nasdaq Marketplace Rule 4800 Series, the Company may appeal Staff's determination to a Nasdaq Listing Qualifications Panel. This request for such a hearing must be received by Nasdaq's Hearings Department on or before 4:00 pm (EDT) on May 20, 2003. At this time, the Company intends to file this request for appeal of the Staff determination to the Panel.

ABOUT EZENIA! INC.
Ezenia! Inc. (NASDAQ: EZEN), founded in 1991, is a leading provider of real-time collaboration solutions, bringing new and valuable levels of interaction and collaboration to corporate networks and the Internet. By integrating voice, video and data collaboration, the Company's award-winning products enable groups to interact through a natural meeting experience regardless of geographic distance. Ezenia! products allow dispersed groups to work together in real-time using powerful capabilities such as instant messaging, whiteboarding, screen sharing and text chat. The ability to discuss projects, share information and modify documents allows users to significantly improve team communication and accelerate the decision-making process. More information about Ezenia! Inc. and its product offerings can be found at the Company's Web site, www.ezenia.com.


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NOTE TO INVESTORS
Statements included herein that are not historical facts include forward-looking statements. Such forward-looking statements involve risks and uncertainties that could cause actual operating results to differ from those indicated by such forward-looking statements. These risks and uncertainties include the considerations that are discussed in the Management's Discussion and Analysis section of the Company's 2002 Annual Report on Form 10-K for the year ended December 31, 2002, such as the evolution of Ezenia!'s market, dependence on major customers, rapid technological change and competition, the ability to successfully implement the Company's restructuring and cost reduction plan, risks associated with the acquisition of InfoWorkSpace (including the Company's ability to integrate the InfoWorkSpace product line and workforce) and other considerations that are discussed further in the Management's Discussion and Analysis section of the Company's 2002 Annual Report on Form 10-K for the year ended December 31, 2002 such as the Company's ability to implement the proposed refocusing of its business and to sustain viable operations. Copies of the Company's 2002 Annual Report on Form 10-K for the year ended December 31, 2002, or other publicly available financial information may be received at no charge by contacting Investor Relations at Ezenia!.

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Note: Ezenia! is a registered trademark of Ezenia! Inc., and the Ezenia! Logo and InfoWorkSpace are trademarks of Ezenia! Inc. Additional information on Ezenia! and its products is available at http:// www.ezenia.com.